No. 33-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        Under
                             THE SECURITIES ACT OF 1933

                                   NUI CORPORATION
               (Exact name of registrant as specified in its charter)

                    New Jersey                        22-1869941
           (State or other jurisdiction of         (I.R.S. Employer
            incorporation or organization        Identification No.)

                             550 Route 202-206, Box 760,
                           Bedminster, New Jersey 07921-0760
                      (Address of principal executive offices)


                                   NUI CORPORATION
                       1996 STOCK OPTION AND STOCK AWARD PLAN
                              (Full title of the plan)

                               JAMES R. VAN HORN, ESQ.
                            General Counsel and Secretary
                                   NUI Corporation
                             550 Route 202-206, Box 760,
                          Bedminster, New Jersey 07921-0760
                       (Name and address of agent for service)

                                    (908) 781-0500
                     (Telephone number, including area code, of
                                 agent for service)


                           Copy of all communications to:
                                 JOHN F. KUNTZ, ESQ.
                                Bourne, Noll & Kenyon
                               382 Springfield Avenue
                              Summit, New Jersey 07901







                               (Cover Page Continued)

                           CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
                                      Maximum     Maximum
          Title of                    Offering    Aggregate   Amount of
          Securities    Amount to be  Price Per   Offering    Registration
          to be         Registered    Share (2)   Price (2)   Fee (2)
          Registered    (1)

          Common        350,000       $27.4375    $9,603,125  $2,832.92
          Stock No      shares
          Par Value
          (and
          associated
          stock
          purchase
          rights)(3)

               (1) This Registration Statement also relates to such indeterminate number of additional shares of the common stock, no par value (the "Common Stock") of NUI Corporation (the
          "Registrant"), as may be issuable as a result of stock dividends, stock splits, recapitalizations or other similar changes in the capitalization of the Registrant.

               (2) The registration fee is calculated by using $27.4375 per share as the average of the high and low sales prices per share as reported on the New York Stock Exchange on April 1, 1998, solely for the purpose of determining the registration fee for the 350,000 shares registered hereby. See SEC Rule 457(c) and (h).

               (3) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the Common Stock.



                                  EXPLANATORY NOTE

               This Registration Statement relates to an amendment to the NUI Corporation 1996 Stock Option and Stock Award Plan to increase the number of shares of Common Stock to be issued thereunder from 250,000 shares to 600,000 shares. The contents of the Registrant's Registration Statement on Form S-8 Registration No. 333-02425, filed with the Securities and Exchange Commission effective April 11, 1996 (the "Prior Registration Statement") are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

                    There are hereby incorporated by reference the following documents:

                    (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1997;

                    (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

                    (c) The Registrant's Definitive Proxy Statement for its Annual Meeting of Shareholders held on January 27, 1998.

                    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or
          supersedes such statement.   Any  such statement so modified or
          superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.




          ITEM 8.   EXHIBITS

          4 NUI Corporation 1996 Stock Option Award Plan, as amended

          5         Opinion and Consent of Counsel, Bourne, Noll & Kenyon

          23(a)     Consent of Counsel (included in Exhibit 5)

          23(b)     Consent of Independent Auditors

          24 Power of Attorney (contained on the signature page hereof)


                                     SIGNATURES

          The Registrant

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on April 3, 1998.

                                   NUI CORPORATION


                                   By: /S/ James R. Van Horn
                                   James R. Van Horn
                                   Vice President, General Counsel and
                                   Corporate Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

          Signatures            Capacity                  Date

          *                     President, Chief          April 3, 1998
          John Kean, Jr.        Executive Officer and
                                Director (Principal
                                Executive Officer)

          *                     Chairman and Director     April 3, 1998
          John Kean

          *
          A. Mark Abramovic     Senior Vice President     April 3, 1998
                                and Chief Financial
                                Officer (Principal
                                Financial and Accounting
                                Officer)

          *
          Calvin R. Carver      Director                  April 3, 1998

          *
          Vera King Farris      Director                  April 3, 1998

          *
          James J. Forese       Director                  April 3, 1998

          *
          Bernard S. Lee        Director                  April 3, 1998

          *
          R. Van Whisnand       Director                  April 3, 1998

          *
          John Winthrop         Director                  April 3, 1998

          * James R. Van Horn, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as exhibits herewith.

                                        /S/ James R. Van Horn
                                        James R. Van Horn, Attorney-in-Fact




                                      EXHIBITS


          Exhibit
          Number

          4        NUI Corporation 1996 Stock Option and Stock Award
                   Plan, as amended

          5        Opinion of Bourne, Noll & Kenyon

          23(a)    Consent of Counsel (included in Exhibit 5)

          23(b)    Consent of Independent Public Accountants

          24       Power of Attorney